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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549




                                   FORM 8-K




                                CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                             EXCHANGE ACT OF 1934



               Date of Report (Date of earliest event reported) August 27, 1998
                                                               -----------------





                            PORTACOM WIRELESS, INC.
--------------------------------------------------------------------------------
              (Exact name of registrant as specified in charter)



        Delaware                      0-23228                 33-0650673
        --------                      -------                 ----------
(State or Other Juris-        (Commission File Number)    (IRS Employer Identi-
 diction of Incorporation)                                 fication No.)


10061 Talbert Avenue, Suite 200, Fountain Valley, California              92708
------------------------------------------------------------         ----------
(Address of principle executive offices)                             (Zip Code)


Registrant's telephone number, including area code    714-593-3234
                                                   ------------------






                                      N/A
        --------------------------------------------------------------
        (Former name or former address, if changed since last report.)



                     ____________________________________
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Item 5.  Other Events.
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     On August 27, 1998, the Registrant declared that a liquidating distribution be made to holders of the Registrant's common stock and common stock equivalents as of September 10, 1998 (the "Record Date"). The distribution will be in the form of an undetermined number of the Registrant's shares of the common stock of VDC Corporation Ltd. (AMEX: VDC) and is subject to the entry of an acceptable order by the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") confirming the Registrant's liquidating plan of reorganization (the "Plan").

     This is expected to be the first in a series of not less than three distributions to holders of equity interests under the Plan ("Series One", "Series Two", and "Series Three", respectively).



     The Series One distribution will consist of the distribution of 1,325,000 shares of unrestricted common stock of the 5,300,000 shares of VDC common stock held by the Registrant and not reserved by management for either (i) distribution in connection with allowed creditor claims, (ii) liquidation for the payment of administrative expenses related to the Registrant's bankruptcy (including provisions for professional fees, operating expenses and potential income tax assessments), or (iii) return to VDC as an adjustment for escrowed cash used by the Registrant for the payment of allowed creditor claims and, if required, the funding of a reserve for disputed claims (collectively, the "Reserved VDC Stock"). The Series One distribution will occur as soon as practicable following the confirmation of the Plan.



     The distribution of the remaining VDC shares, exclusive of the Reserved VDC Stock, will be made in no less than two additional series based on the common
stock holders as of the Record Date.   Series Two will comprise twenty-five
percent (25%) of the remaining VDC shares, exclusive of the Reserved VDC Stock, and will be distributed six months after the date the Plan is confirmed. Series Three will comprise the final fifty percent (50%) of the remaining VDC Stock, exclusive of the Reserved VDC Stock, and will be distributed twelve months after the date the Plan is confirmed. Once the distribution of non-reserved VDC common stock to allowed claim holders and equity holders is complete, it is expected that any surplus cash and/or Reserved VDC Stock then held by the Registrant will be distributed to the Record Date holders of the Registrant's common stock and common stock equivalents immediately prior to, and in connection with, the judicial dissolution of the Registrant.



     The Plan provides that all securities to be distributed pursuant to the Plan are exempt from registration, and any transaction respecting such securities pursuant to the Plan shall be exempt from the disclosure statement and other delivery requirements of section 1145 (a)(4) of the Code.



     Any share of the Registrant's common stock sold before, but delivered for transfer after, or sold and delivered after, the Record Date shall be accompanied by a due-bill for any remaining distributions to be made. A due-bill is an instrument employed for the purpose of evidencing the transfer of title to any security or rights pertaining to any security contracted for or evidencing the obligation of a seller to deliver such to a subsequent purchaser.



     A hearing on the confirmation of the Plan has been scheduled for September 17, 1998. September 10, 1998 was fixed as the last day for filing written acceptances or rejections of the Plan.



     Should the Plan be confirmed by the Bankruptcy Court, the Registrant intends to sell a portion of the Reserved VDC Stock in order to fund the operations of the Registrant from the date the Plan is confirmed until the judicial dissolution of the Registrant.

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     The Registrant issued a press release regarding the foregoing on September
4, 1998, a copy of which is attached hereto and incorporated herein by reference.



Item 7.  Financial Statement and Exhibits.
         --------------------------------


         (c)  Exhibits



         99  Press Release dated September 4, 1998.



                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              PORTACOM WIRELESS, INC.
                              (Registrant)



Date: September 10, 1998      By:      /s/ Michael Richard
                                     ------------------------------------------
                              Name:  Michael Richard
                              Title:  Acting Chief Executive Officer

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                                 EXHIBIT INDEX
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Exhibit No.
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     99        Press Release dated September 4, 1998.

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